Registration No. 33-59575
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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

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                            POST-EFFECTIVE AMENDMENT NO. 1
                                          TO
                                       FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                            TEXAS ENERGY INDUSTRIES, INC.

                           FORMERLY TEXAS UTILITIES COMPANY
                (Exact name of registrant as specified in its charter)

                       TEXAS                      75-2669310
           (State or other jurisdiction (I.R.S. Employer Identification No.) of incorporation or organization)


               ENERGY PLAZA, 1601 BRYAN STREET, DALLAS, TEXAS      75201
               (Address of Principal Executive Offices)          (Zip Code)

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                              DEFERRED COMPENSATION PLAN
                               FOR OUTSIDE DIRECTORS OF
                               TEXAS UTILITIES COMPANY
                               (Full title of the Plan)

                                   ---------------


                          Removing Shares from Registration


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


                         REMOVAL OF SHARES FROM REGISTRATION


               On June 1, 1995, the Registration Statement on Form S-8, File No. 33-59575, of Texas Utilities Company (Company) became effective with respect to the registration of 100,000 shares of the Company's Common Stock, without par value (Common Stock), in connection with the Deferred Compensation Plan for Outside Directors of Texas Utilities Company (Plan).

               The Company hereby withdraws from registration all the shares of the Common Stock registered under File No. 33-59575 and remaining unused under the Plan.

                                      SIGNATURES

               The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, and State of Texas, on the 19th day of September, 1997.

                                        TEXAS ENERGY INDUSTRIES, INC.

                                        By /s/ ROBERT J. REGER, JR.
                                          --------------------------------
                                             (Robert J. Reger, Jr., Agent
                                                  for Service)


               The Plan. Pursuant to the requirements of the Securities Act of 1933, the Organization and Compensation Committee has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, and the State of Texas, on the 19th day of September, 1997.




                                        DEFERRED COMPENSATION PLAN FOR
                                        OUTSIDE DIRECTORS OF TEXAS
                                        UTILITIES COMPANY

                                        By /s/ ROBERT J. REGER, JR.
                                          --------------------------------
                                             (Robert J. Reger, Jr., Agent
                                                   for Service)